                                                                    EXHIBIT 99.1

                                  SERAGEN, INC.

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints ___________ and ___________ jointly and severally as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Special Meeting of Stockholders of Seragen, Inc. (the "Company") to be held on ________, 1998 (the "Special Meeting"), or at any adjournments or postponements thereof, as specified below, and to vote in the proxyholders' discretion on such other business as may properly come before the Special Meeting and any adjournments or postponements thereof.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval of Merger. A proposal to approve and adopt the Agreement and Plan of Reorganization, dated May 11, 1998 (the "Merger Agreement"), by and among the Company, Ligand Pharmaceuticals Incorporated, a Delaware corporation ("Ligand"), and Knight Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Ligand ("Merger Sub"), and to approve Ligand's acquisition of the Company through the merger of Merger Sub with and into the Company, with the Company being the surviving corporation and becoming a wholly owned subsidiary of Ligand (the "Merger").

        [ ] FOR               [ ] AGAINST               [ ] ABSTAIN

        Unless otherwise specified by the undersigned, this proxy will be voted in the manner directed above, but if no contrary direction is made, it will be voted FOR Proposal 1 above and by the proxyholders, in the proxyholders' discretion, as to any other matters properly transacted at the Special Meeting or any adjournments or postponements thereof.

                               Dated:
                                      ------------------------------------


                               -------------------------------------------
                               Signature of Stockholder


                               -------------------------------------------
                               Printed Name of Stockholder


                               -------------------------------------------
                               Title (if appropriate)


                               Please sign exactly as name appears hereon.
                               If signing as attorney, executor,
                               administrator, trustee or guardian, please give full title as such, and, if signing for a corporation, please give your title. When shares are in the names of more than one person, each should sign.

                               CHECK HERE IF YOU PLAN TO ATTEND THE
                               SPECIAL MEETING   [ ]